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                                                                     EXHIBIT 4.1


COMMON STOCK               [LOGO OF BRAUN CONSULTING]               COMMON STOCK

  NUMBER                                                               SHARES

BC

                            BRAUN CONSULTING, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

PAR VALUE $0.001 PER SHARE                                     CUSIP 105651 10 3
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT





IS THE OWNER OF

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
                            BRAUN CONSULTING, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
     This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
     WITNESS the facsimile signatures of its duly authorized officers.


DATED:


                         /s/ Gregory A. Ostendorf      /s/ Steven J. Braun

                         Secretary                     President


COUNTERSIGNED AND REGISTERED:
     LASALLE BANK NATIONAL ASSOCIATION
                                      TRANSFER AGENT
                                       AND REGISTRAR,

BY

                                AUTHORIZED SIGNATURE